SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 11, 1996



                     HUTTON/CONAM REALTY PENSION INVESTORS
             (Exact name of registrant as specified in its charter)



      New York                         0-13330               11-2673854
State or other jurisdiction          Commission             IRS Employer
of incorporation                     File Number         Identification No.



3 World Financial Center, 29th Floor                            10285
New York, NY Attn: Andre Anderson                              Zip Code
Address of principal executive offices



       Registrant's telephone number, including area code (212) 526-3237












Item 5. Other Events


The Partnership had signed a contract, dated September 26, 1996, to sell Chaparosa Apartments. On November 11, 1996, the prospective buyer executed its right to terminate the purchase agreement during the due diligence period. The General Partners are currently evaluating the Partnership's alternatives with respect to selling the property.







                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HUTTON/CONAM REALTY PENSION INVESTORS

                              By:  RPI REAL ESTATE SERVICES, INC.
                                   General Partner


Date:  November 26, 1996      By: /s/ Paul L. Abbott
                                  Director, President,
                                  Chief Executive Officer
                                  and Chief Financial Officer